Exhibit 99.2

Medley Capital Corporation Announces Redemption of 6.500% Notes due 2021

NEW YORK, NY (October 21, 2020) - Medley Capital Corporation (NYSE: MCC) (the “Company” or “MCC”) announced today that, it has caused notices to be issued to the holders of its 6.500% Notes due 2021 (NYSE: MCX) (the “Notes”) regarding the Company’s exercise of its option to redeem, in whole, the issued and outstanding Notes, puruant to Section 1104 of the Indenture date as of February 7, 2012, between the Company and U.S. Bank National Association, as trustee, and Section 101(h) of the Third Supplemental Indenture dated as of December 17, 2015. The Company will redeem $74,012,825 in aggregate principal amount of the issued and outstanding Notes on November 20, 2020 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus accrued and unpaid interest thereon from October 31, 2020, through, but excluding, the Redemption Date. The interest payment on the Notes to holders of record on October 15, 2020 payable on October 31, 2020 will be payable in normal course. Questions relating to the notice of redemption should be directed to U.S. Bank National Association via telephone at 1-800-934-6802.

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that has common stock which trades on the New York Stock Exchange (NYSE: MCC) and has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE: MCV) and (NYSE: MCX). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY, “Medley”). Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise is a premier provider of capital to the middle market in the U.S. Medley has $3.6 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and Sierra Income Corporation, and several private investment vehicles. Over the past 18 years, we have provided capital to over 400 companies across 35 industries in North America.1 For additional information, please visit Medley Management Inc. at www.mdly.com.

Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the New York Stock Exchange under the symbols (NYSE:MDLX) and (NYSE:MDLQ).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the the possibility that MCC may explore strategic alternatives and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-

looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of the MCC’s common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to, the effects of changes in MCC’s credit rating; MCC’s ability to arrange and consummate financing or sale transactions or to access capital; whether MCC is able to generate sufficient cash flows and maintain adequate liquidity to meet its liquidity needs, service its indebtedness, repay existing debt obligations, and finance the ongoing obligations of its business; uncertainties associated with the impact from the COVID-19 pandemic, including its impact on the global and U.S. capital markets, the global and U.S. economy, the operational and financial performance of MCC’s portfolio companies, and liquidity; and the important factors discussed under the caption “Risk Factors” in Part 1. Item 1A of MCC’s Form 10-K for the fiscal year ended September 30, 2019, and its other reports filed with the Securities and Exchange Commission. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this press release. While MCC may elect to update such forward-looking statements at some point in the future, MCC disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing MCC’s views as of any date subsequent to the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:
Jonathan Gasthalter/Nathaniel Garnick
Gasthalter & Co. LP
212-257-4170

1 Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, “Medley”). Assets under management refers to assets of Medley’s funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of June 30, 2020.